SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 20, 1998
                                                         ----------------

                                APPLEWOODS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



DELAWARE                        0-27850                      13-3859709
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(State or other               (Commission                   (IRS Employer
jurisdiction of               File Number)                 Identification No.)
Formation)



  15 WEST 26TH STREET, NEW YORK, NEW YORK                         10010
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  (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (212) 679-8515
                                                           --------------

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          (Former name or former address, if changes since last report)

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

Item 5.  OTHER EVENTS.

         On October 20, 1998, Applewoods, Inc. (the "Registrant") was advised by The Nasdaq Stock Market that it did not comply with Marketplace Rule 4310(c)(14) because it failed to file its Form 10-KSB for the fiscal year ended June 30, 1998 with The Securities and Exchange Commission and The Nasdaq Stock Market.

         Accordingly, The Nasdaq Stock Market advised the Registrant that its securities would be delisted effective on October 27, 1998. The Registrant has applied for a hearing and intends to promptly file its Form 10-KSB upon finalization of the audit of its financial statements. For additional information please see Form 8-K filed on October 13, 1998. There is, however, no assurance that the Registrant will be successful in satisfying the continued listing requirements of The Nasdaq SmallCap Market. In such event, the Registrant's shares of Common Stock will begin trading on the NASD OTC Bulletin Board. As a result, the price of, and the volume of trading in, the Registrant's securities may be negatively effected.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits.

                  (i) Letter from The Nasdaq  SmallCap  Market dated October 20,
                      1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.




                                             APPLEWOODS, INC.



                                              By: /s/ DAVID H. KNIGHT
                                                 -------------------------------
                                                      David H. Knight
                                                      Chief Financial Officer


Dated:  October 28, 1998